Offer to Purchase for Cash
                 All of the Outstanding Shares of Common Stock

                                      of

                         Official Payments Corporation

                                      at

                              $3.00 net per share

                                      by

                       Kingfish Acquisition Corporation
                         a wholly-owned subsidiary of

                            Tier Technologies, Inc.

                        The Offer and withdrawal rights
                 will expire at 5:00 p.m., New York City time,
            on Tuesday, July 9, 2002 unless the Offer is extended.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 11, 2002 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by Kingfish Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Tier Technologies, Inc., a California corporation, to purchase all of the outstanding shares of Common Stock (the "Shares") of Official Payments Corporation, a Delaware corporation (the "Company"), at a purchase price of $3.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of your Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     1.   The tender price is $3.00 per Share, net to you in cash.

     2.   The Offer is being made for all of the outstanding Shares.

     3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn before the expiration of the Offer a total of at least a majority of the outstanding Shares (on a fully diluted basis).

     4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, July 9, 2002 unless the Offer is extended.

     5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or stock transfer taxes on the purchase of Shares pursuant to the Offer.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all of your Shares will be tendered unless otherwise specified in the instruction form. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer.

              Instructions with Respect to the Offer to Purchase
                 All of the Outstanding Shares of Common Stock

                                      of

                         Official Payments Corporation

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 11, 2002 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Kingfish Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Tier Technologies, Inc., a California corporation, to purchase all of the outstanding shares of Common Stock (the "Shares") of Official Payments Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

 Number of Shares to be Tendered:     SIGN HERE

 ____________  shares                 ___________________________________
                                      Signature

                                      ___________________________________
                                      Please print name(s)

                                      ___________________________________

                                      ___________________________________
                                      Address

                                      Area Code & Telephone Number

                                      ___________________________________
                                      Tax Identification or Social Security
                                      Number(s)

                                      ___________________________________